UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

✓	Definitive Information Statement

Cyberlux Corporation

(Name of Registrant as Specified In Its Charter)

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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing
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 CYBERLUX CORPORATION

4625 Creekstone Drive, Suite 130

Research Triangle Park

Durham, North Carolina 27703

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Durham, North Carolina

January 19, 2010

   This information statement has been mailed on or about December 30, 2009 to the stockholders of record on December 30, 2009 (the “Record Date”) of Cyberlux Corporation, a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of December 30, 2009. The actions to be taken pursuant to the written consent shall be taken on or about January 19, 2010, 20 days after the distribution of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ John W. Ringo
Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 30, 2009

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated December 30, 2009, in lieu of a special meeting of the stockholders. Such action will be taken on or about December 30, 2009:

1.

To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), of the Company from 5,000,000,000 shares to 10,000,000,000 shares and to increase the number of authorized shares of preferred stock, par value $.001(the “Preferred Stock”) from 50,000,000 shares to 100,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 5,000,000,000 shares of Common Stock, of which 4,526,864,598 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company also had 25,000,000shares of Series B preferred stock issued and outstanding. Each share of Series B preferred stock is entitled to voting rights equal to ten times the number of shares of Common Stock such holder of Series B Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock. The conversion price is $0.10 per share.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the Series B preferred stockholders who hold fifty percent of the voting rights of all outstanding shares of capital stock as of December 30, 2009, will have voted in favor of the foregoing proposals by resolution dated December 30, 2009; and, along with certain employees and shareholders, having sufficient voting power to approve such proposals through their ownership of capital stock, no stockholder consents other than those listed below will be solicited in connection with this Information Statement., Alan H. Ninneman holds 5,000,000 shares of Series B preferred stock, John W. Ringo holds 6,000,000 shares of Series B preferred stock , Mark D. Schmidt holds 7,500,000 shares of Series B preferred stock, David D. Downing holds 4,000,000 shares of Series B preferred stock and Richard P. Brown holds 2,500,000 shares of Series B preferred stock. Combined, they hold 2,500,000,000 votes out of a total of 5,000,000,000 possible votes on each matter submitted to the stockholders., Alan H. Ninneman, John W. Ringo, Mark D. Schmidt, David D. Downing, and Richard P. Brown are the shareholders who will have voted in favor of the foregoing proposals by resolution dated December 30, 2009.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 30, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of December 30, 2009, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,

o our executive officers,

o our directors and executive officers as a group, without naming them, and

o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 30, 2009 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 30, 2009 have been exercised and converted.

Name And Address Of Owner	Title Of Class	Numer Of Share Beneficially Owned (1)		Percentage Of Class (2)	Total Votes Entitled To Be Cast On Shareholder Matters		Percentage Of Total Votes On Shareholder Matters
Mark D. Schmidt 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	46,128,280	(5)	1.02%	796,128,280	(5)	16.67%

Alan H. Ninneman 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	24,892,986	(6)	0.55%	524,892,986	(6)	10.99%

John W. Ringo 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	24,752,660	(7)	0.55%	624,756,660	(7)	13.08%

David D. Downing 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	8,500,000	(8)	0.19%	408,500,000	(8)	8.06%

Richard P. Brown 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	28,628,980		0.63%	278,628,980		5.83%

All Officers, Directors, As a Group (5 persons)	Common Stock	132,906,980		2.94%

Mark D. Schmidt 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	7,500,000	(5)	30.00%

Alan H. Ninneman 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	5,000,000	(6)	20.00%

John W. Ringo 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	6,000,000	(7)	24.00%

David D. Downing 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	4,000,000	(8)	16.00%

Richard P. Brown 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	2,625,000	(9)	10.00%

———————

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 30, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 4,526,864,598 common shares and 25,000,000 Preferred "B" Shares outstanding as of December 30, 2009.

(3)

This column represents the total number of votes each named shareholder is entitled to vote upon matters presented to the shareholders for a vote.

(4)

For purposes of calculating the percentage of total votes on shareholder matters, the total number of votes entitled to vote on matters submitted to shareholders is 4,526,864,598, which includes: one vote for each share of common stock currently outstanding (4,526,864,598) and 10 votes for each share of outstanding Series B preferred stock which converts to 10 underlying shares of common stock ( 25,000,000 * 10 = 250,000,000 shares of common stock) for a total Series B preferred votes of 2,500,000,000 (25,000,000 underlying shares of common stock * 10 votes per share).

(5)

Includes 7,500,000 shares of Series B convertible preferred stock convertible into 75,000,000 shares of common stock and the right to cast 750,000,000 votes.

(6)

Includes 5,000,000 shares of Series B convertible preferred stock convertible into 50,000,000 shares of common stock and the right to cast 500,000,000 votes.

(7)

Includes 6,000,000 shares of Series B convertible preferred stock convertible into 60,000,000 shares of common stock and the right to cast 600,000,000 votes.

(8)

Includes 4,000,000 shares of Series B convertible preferred stock convertible into 40,000,000 shares of common stock and the right to cast 400,000,000 votes.

(9)

Includes 2,500,000 shares of Series B convertible preferred stock convertible into 25,000,000 shares of common stock and the right to cast 250,000,000 votes.

AMENDMENT TO THE ARTICLES OF INCORPORATION

On December 30, 2009, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 5,000,000,000 to 10,000,000,000 and to increase the number of authorized shares of Preferred Stock from 50,000,000 to 100,000,000. The Company currently has authorized capital stock of 5,000,000,000 shares and approximately 4,526,864,598 shares of Common Stock are outstanding and has authorized preferred stock of 50,000,000 and approximately 9,999,030 shares of Preferred Stock are outstanding as of December 30, 2009. The Board believes that the increase in authorized common and preferred shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any un-issued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 4,526,864,598 shares of the Company's currently authorized 5,000,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but un-issued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but un-issued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other information with the SEC. The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.cyberlux.com.

.

By Order of the Board of Directors,

/s/ John W. Ringo
Chairman of the Board

Durham, North Carolina

January 19, 2010

EXHIBIT A

Ross Miller

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775 684 5708

Website: secretaryofstate.biz

_______________________________

 Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390

_______________________________

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

Cyberlux Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article four has been amended to state that the total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	10,000,000,000
Preferred	$0.001	100,000.000
Total		10,100,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may by the provisions of the* articles of incorporation have voted in favor of the amendment is: 55.12%

4. Effective date of filing (optional)

 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required_:   X_____________________________

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.